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                                                                       EXHIBIT 1
                                    FORM 19
                                 (Section 348)
                          PROVINCE OF BRITISH COLUMBIA

                                                      Certificate of
                                                      Inc. No. 186138

                                  COMPANY ACT
                                  -----------

                              SPECIAL RESOLUTION

         The following special resolution was passed by the undermentioned company on the date stated:

NAME OF THE COMPANY:                          DAUGHERTY RESOURCES, INC.

DATE RESOLUTION PASSED:                       JUNE 30, 1999


1.       RESOLVED BY SPECIAL RESOLUTION that:

The Memorandum of the Company be altered by creating 90,000,000 common shares without par value and 3,800,000 preferred shares without par value and that paragraph 2 of the Memorandum be altered to read as follows:

         2. The authorized capital of the Company consists of 105,000,000 shares divided into 5,000,000 preferred shares without par value and 100,000,000 common shares without par value.

2.       RESOLVED AS A SPECIAL RESOLUTION that:

The Articles of the Company be altered so that the existing Articles 23.1(b) be deleted and the following substituted therefor:

         23.1(b) The preferred shares may be issued from time to time in one more series. Initially the shares will be authorized as a single series, but may be expanded to include additional series pursuant to proper shareholder approval. The preferred shares may be converted into common shares of the Company at the election of the holder thereof at any time within two years of the date of issue of the preferred shares, on a share for share basis. The


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                  preferred shares may be converted into common shares of the
                  Company by the Company at any time within two years of the date of issue of the preferred shares, on a share for share basis, if the following conditions are met: (i) the last sales price per share of the common shares, as noted on the Company's principal trading exchange, equals or exceeds US$10.00 for at least 20 consecutive days, and (ii) proper notice of conversion is given by the Company to the holder no sooner than one day after, and no later than 10 days after, the expiration of the referenced 20 consecutive trading day period. Any preferred shares not converted by the Company or the holder before the second anniversary of issue. Any preferred shares converted automatically by the Company on the second anniversary of issue, shall receive a conversion bonus of common shares equal to 12 percent of the number of preferred shares which remain unconverted on the second anniversary date. Any preferred shares converted by the Company prior to the second anniversary date shall receive a conversion bonus of the common shares equal to 0.5 percent per month of the number of preferred shares which are converted, times the total number of months elapsed from the date of issuance of the preferred shares to the date of conversion.

The Memorandum, as altered, is attached hereto as Schedule "A."

Certified a true copy of the 23rd day of August, 1999.

                                             (Signature) /s/ Ron Paton
                                                        ------------------------
                                             (Relationship to Company) Solicitor


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             SCHEDULE "A" ATTACHED TO AND FORMING PART OF A SPECIAL
               RESOLUTION OF DAUGHERTY RESOURCES, INC. PASSED ON
                          THE 30TH DAY OF JUNE, 1999.

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                                  COMPANY ACT
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                               ALTERED MEMORANDUM

1.       The name of the Company is DAUGHERTY RESOURCES, INC.

2. The authorized capital of the Company consists of 105,000,000 shares divided into 5,000,000 preferred shares without par value and 100,000,000 common shares without par value.



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